UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2011

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2010, Wuhan General Group (China), Inc. (the “Company”) entered into a series of agreements designed to reduce the overhang of the Company’s Series A, B, C, AA, BB and JJ warrants and to simplify the Company’s capital structure.  On January 21, 2011, the Company closed the second and final part of the warrant recapitalization.  In connection with this closing, the Company issued 4,177,393 shares of common stock in exchange for Series A, B, C, AA, BB and JJ warrant holders.  Following this closing, the Company has 32,505,000 shares of common stock outstanding and one warrant outstanding representing the right to purchase 128,755 shares of the Company’s common stock.

Item 3.02.                                Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

The issuance of common stock pursuant to the warrant recapitalization is to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Company is relying upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: January 26, 2011	By:	/s/ Philip Lo
Name: Philip Lo
Title: Chief Financial Officer